PricewaterhouseCoopers LLP, 601 South Figueroa, Los Angeles, CA 90017 T: (213) 356 6000, www.pwc.com/us May 13, 2024 Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549 Commissioners: We have read the statements made by Fisker Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of Fisker Inc. dated May 7, 2024. We agree with the statements concerning our Firm contained therein. Very truly yours, /s/ PricewaterhouseCoopers LLP Los Angeles, California Attachment